Exhibit 10.2
Certain identified information has been redacted from this exhibit because it is both (i) not material and (ii)
information that is private or confidential. The redacted information is identified by the mark “[***]”.

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made by and between Gunho Ko (also known as Alex Ko) (“Consultant”) and Hope Bancorp, Inc. and its wholly-owned subsidiary Bank of Hope (collectively the “Company”). Consultant and the Company shall be referred to herein together as the “Parties,” or individually as a “Party.”

RECITALS

WHEREAS, Consultant has particular expertise, experience, knowledge and abilities qualifying it to provide certain consulting services to the Company; and

WHEREAS, the Company desires to hire Consultant as an independent contractor, and Consultant desires to work as an independent contractor for the Company, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises made herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

COVENANTS

1.Scope of Work. Consultant will perform the services described in Exhibit A (the “Services”) and deliver the work product described therein (if any) (“Work Product”) as an independent contractor on the terms and conditions of this Agreement, which Consultant represents are the same types of Services the Consultant is in the business of regularly providing to others.

2. Payment: Consultant will be paid in accordance with Exhibit A. Consultant acknowledges that Consultant will receive an IRS Form 1099 from the Company, and that Consultant shall be solely responsible for all federal, state, and local taxes. Consultant agrees that the payment under this Agreement is the sole compensation to which Consultant is entitled and that Consultant is not entitled to receive any other payments or benefits from the Company.

3. Term; Termination.

a.The term of this Agreement shall commence on January 7, 2023 and shall terminate automatically on the occurrence of any of the following events, whichever occurs the earliest (the “Termination Date”), unless extended in writing (the “Term”): (i) March 31, 2023; (ii) death or disability of Consultant; (iii) Consultant’s or the Company’s bankruptcy, dissolution or otherwise winding up of his/its business or affairs; (iv) conviction by any court in any country of Consultant of a serious crime; (v) assignment of this Agreement or any duties or obligations under this Agreement by Consultant without the express written consent of the Company; (vi) termination by the Company upon written notice to Consultant based upon Consultant’s default in the performance of this Agreement or material breach any of its provisions; (vii) termination by either Party upon fourteen (14) days’ written notice to the other; or (viii) termination by the Company in accordance with Section 3(b). As used herein, “disability” means the failure of Consultant to perform his obligations pursuant to this Agreement for a period of more than thirty

(30) days for any reason, including, without limitation any physical or mental condition. Any extension of the Term will be subject to a mutual written agreement between the Parties.

b.The Company shall have the right to terminate this Agreement in the event Consultant decides to enter into (i) a full-time employment arrangement with another company during the Term or (ii) a part-time employment or contractor arrangement with any competitor of the Company during the Term. Consultant shall notify the Company within three (3) days with written notice of such employment or contractor arrangement, and the Company’s right to immediately terminate this Agreement pursuant to this Section 3(b) shall be exercised by providing to Consultant written notice confirming the Company’s immediate termination of this Agreement.

c.In the event of termination, the Consultant shall immediately cease and desist from all Services required hereunder. The Company shall pay Consultant on a pro-rata basis any fees then due and payable for the actual cost of work completed through the date of termination within fifteen (15) days of the later of (i) termination of this Agreement, and (ii) Consultant’s submission of invoice to the Company; provided, however, that if this Agreement is terminated pursuant to Section 3(a)(ii) (the death or disability of the Consultant), or by the Company pursuant to Section 3(a)(vii), or by the Company pursuant to Section 3(b), then the Company shall pay all remaining “Fee for Services” set forth on Exhibit A hereto within fifteen (15) days of the termination of this Agreement.

d.Upon expiration or termination of this Agreement for any reason, Consultant shall, within three (3) calendar days: (a) deliver to the Company all Work Product (whether complete or incomplete) and all other property provided for Consultant’s use by the Company; (b) deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Company’s Confidential Information (as defined in Section 6) and permanently erase all of the Company’s Confidential Information from Consultant’s computer and phone systems; and (c) certify in writing to the Company that Consultant has complied with the requirements of this clause. Thereafter, neither party shall have any further obligations under this Agreement, except for the obligations, which by their terms, survive the termination.

e.In connection with the termination of this Agreement in accordance with Section 3(a), the Parties shall execute and deliver to the other Party the Settlement and Release Agreement, attached as Exhibit B hereto.

4. Independent Contractor; Relationship of the Parties.

a.It is the express intention of the Parties, and Consultant agrees, represents and warrants that Consultant is an independent contractor and not an employee, agent, representative, joint venture or partner of the Company. Consultant shall not transact business, enter into agreements, or otherwise make commitments on behalf of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company, on the one hand, and Consultant or any employee or agent of Consultant, on the other hand. Without limiting this Section 4, Consultant will not be eligible for and expressly waives the right to participate in and receive any benefits under any vacation or other paid time off policies, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees. The Parties acknowledge that Consultant is not an employee for state or federal tax purposes. The Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Consultant’s behalf. Consultant is obligated to report all income received by Consultant pursuant to this Agreement. If, notwithstanding the foregoing, Consultant is reclassified as an employee of the Company by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant shall not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by the Company.

b.Consultant may represent, perform services for, and contract with as many other clientele as Consultant, in his sole discretion, sees fit, subject to the confidentiality and other obligations of this Agreement. Consultant retains the sole and exclusive right to control and direct the means and manner by which Consultant performs the Services under this Agreement. Subject to Consultant’s confidentiality and other obligations under this Agreement, including to complete the Services by any agreed-upon deadline(s) and remain reasonably available to consult with or at the direction of the Company, the Company shall not interfere in, control or in any way regulate the hours or location during which Consultant performs services pursuant to this Agreement. Unless otherwise stated on Exhibit A, Consultant is solely responsible for furnishing all equipment, tools and materials, and other overhead costs required to complete the Services and in no event shall the Company reimburse Consultant for any such costs or expenses.

5. Consultant Responsibilities and Warranties.

a.Consultant represents and warrants that: (i) Consultant has the right to enter into this Agreement and to perform fully all of its obligations in this Agreement; (ii) Consultant entering into this Agreement with the Company and Consultant’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Consultant is subject; (iii) Consultant has the required skill, experience, and qualifications to perform the Services, and shall perform the Services in a professional manner consistent with industry standards for similar services; and (iv) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations. Consultant will promptly notify the Company if any of the representations, warranties or covenants set forth in this Agreement are no longer true or correct in any respect. Consultant agrees to honor the Company’s code of conduct, rules, regulations, policies, and procedures as may be in effect, established, and/or amended from time to time by the Company, and agrees to comply with the Company’s then-current access rules and procedures while on the Company’s premises or otherwise engaged in the Company’s business, including those related to safety, security and confidentiality. Consultant further agrees and acknowledges that Consultant has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

b.Consultant further represents, warrants, and covenants that: (i) Consultant is (and will continue to be) free from the control and direction of the Company with respect to the Services provided to the Company; (ii) the Services performed by Consultant is (and will continue to be) outside of the Company’s usual course of business of providing financial services to multi-ethnic population of customers, including small businesses and business owners; and (iii) Consultant is (and will continue to be) customarily engaged in an independently established trade, occupation, or business of the same nature as the Services provided to the Company. Consultant agrees and represents that if there are any changes or updates to the representations in this Section 5(b) during the term of this Agreement or during the performance of any Services, Consultant will undertake a fiduciary obligation to provide the Company written notice of such change or update within five (5) calendar days of the change or update.

c.Consultant agrees and acknowledges that: (i) the Company is relying on all of Consultant’s representations, warranties, and covenants in this Agreement, including, but not limited to, this Section 5; (ii) the Company is justified in relying on all of Consultant’s representations, warranties, and covenants in this Agreement, including, but not limited to, this Section 5; and (iii) Consultant intends for the Company to rely on all of Consultant’s representations, warranties, and covenants in this Agreement, including, but not limited to, this Section 5.

6. Confidentiality.

a.Consultant understands and acknowledges Consultant will have access to certain confidential business and/or technical information relating to the Company (the “Confidential Information”) in connection with the work to be performed by Consultant hereunder. Such information shall remain the property of the Company at all times and be treated by Consultant as strictly confidential. In addition, the preparation and specifications of the Work Product shall in all instances be treated as strictly confidential, unless and until disclosed publicly by the Company. Consultant shall not directly or indirectly use, disclose, or make available (or permit to be used, disclosed or made available) any Confidential Information, except as required in the performance of the Services. Confidential Information includes any material or information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating to the Services and Work Product. Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Confidential Information shall not include information that: (a) is or becomes generally available or known to the public other than through Consultant’s breach of this Agreement; or (b) is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information. Consultant understands and acknowledges that Consultant’s obligations under this Agreement regarding Confidential Information begin immediately and shall continue during and after the Term until the Confidential Information has become public knowledge other than as a result of Consultant’s breach of this Agreement or a breach by those acting in concert with the Consultant or on Consultant’s behalf.

b.Notwithstanding the foregoing, nothing contained in this Agreement is intended to prohibit or restrict Consultant in any way from exercising rights under the Defend Trade Secrets Act of 2016, which provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Consultant files a lawsuit for retaliation for reporting a suspected violation of law, Consultant may disclose the Company’s trade secrets to Consultant’s own attorney and use the trade secret information in the court proceeding if Consultant: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Further, nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Consultant agrees to provide written notice of any such order to the Company within three (3) days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

7. Intellectual Property.

a.Consultant hereby irrevocably assigns and agrees to assign and transfer to the Company (to the extent any such assignment cannot be made at present), for no additional consideration, the sole and exclusive rights, title, and interest throughout the world in and to all results and proceeds of the Services performed under this Agreement, including, but not limited to, the Work Product described in Exhibit A, and all other writings, translations, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, patentable inventions, as defined by 35 U.S.C. §101, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services, including all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively "Intellectual Property Rights") therein, such that the Company shall be deemed the owner by assignment of any patents and Intellectual Property Rights to issue from any such inventive activity without the need for a separate instrument of assignment, including the right to sue for past, present, and future infringement, misappropriation, or dilution thereof. Consultant irrevocably waives in favor of the Company, to the extent permitted by applicable law, any and all claims Consultant may now or hereafter have in any jurisdiction to all rights of publicity, paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” in relation to all Services and Work Product, including, but not limited to, any rights that might otherwise be held by Consultant under 17 U.S.C. § 106A(a), California Civil Code § 987, or any other potentially applicable state or federal laws. Consultant shall make full and prompt written disclosure to the Company of any inventions or processes created in connection with the Services and Work Product, whether or not such inventions or processes are patentable or protected as trade secrets, and shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company.

b.Notwithstanding subsection (a), above, upon the reasonable request of the Company, during and after the Term, Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any and all Intellectual Property Rights related to the Services and Work Product. In the event the Company is unable, after reasonable effort, to obtain Consultant’s signature on any such documents, Consultant hereby irrevocably designates and appoints the Company as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Services and Work Product with the same legal force and effect as if Consultant had executed them. Consultant agrees that this power of attorney is coupled with an interest.

c.Consultant represents and agrees that Consultant will not provide or incorporate, or permit to be incorporated, intellectual property or other confidential or proprietary information of a third party into the Work Product. Further, notwithstanding Section 7(a), to the extent that any of Consultant’s pre-existing materials (as described in Exhibit A) or authorized third-party materials are incorporated in or combined with any Work Product, Consultant represents and warrants that it has the full right to use and convey any rights associated with such third-party materials, and hereby grants to the Company an irrevocable, worldwide, perpetual, royalty-free, non-exclusive license to use, publish, reproduce, perform, display, distribute, modify, prepare derivative works based upon, make, have made, sell, offer to sell, import, and otherwise exploit such preexisting materials and derivative works thereof. the Company may assign, transfer, and sublicense such rights to others without Consultant’s approval.

d.As between Consultant and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to Consultant by the Company ("Company Materials"), and all Intellectual Property Rights therein. Consultant shall have no right or license to reproduce or use any Company Materials except solely during the Term to the extent necessary to perform Services under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. Consultant has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, or brand names.

8. Indemnification. To the fullest extent permitted by law, Consultant shall defend, indemnify, and hold harmless the Company and its affiliates and their officers, directors, members, partners, employees, agents, successors, and assigns from and against all losses, damages, liabilities, costs and expenses of whatever kind (including attorneys’ fees) arising directly or indirectly from: (i) any negligent, reckless, or intentionally wrongful act of Consultant or Consultant’s assistants, employees, or agents (whether retained/employed directly or indirectly by Consultant); (ii) any claim, action or proceeding brought by an agent, worker, or employee of Consultant or a determination by a court or agency that Consultant, or Consultant’s assistants, employees, subcontractors or agents is not an independent contractor (whether retained/employed directly or indirectly by Consultant); (iii) any breach by Consultant or Consultant’s assistants, employees, subcontractors or agents (whether retained/employed directly or indirectly by Consultant) of any of the covenants, representations or warranties contained in this Agreement; (iv) any and all claims arising out of the conduct of, damage to personal property of, or any injury, disability, or death of Consultant or any of Consultant’s assistants, employees, subcontractors, or agents (whether retained/employed directly or indirectly by Consultant); or (v) all tax liabilities imposed on the Company by any governmental authority as a result of Consultant’s failure to pay any taxes on payments made by the Company to Consultant hereunder, including, but not limited to, penalties and interest. This indemnification shall extend to claims occurring after this Agreement is terminated as well as while it is in force.

9. Arbitration.

a.AGREEMENT TO ARBITRATE. BOTH CONSULTANT AND THE COMPANY AGREE THAT ANY AND ALL GRIEVANCES, DISPUTES, CLAIMS, OR CAUSES OF ACTION (“DISPUTES”) ARISING FROM OR RELATING TO THIS AGREEMENT (OR CONCERNING THE VALIDITY, ENFORCEABILITY, SCOPE, OR BREACH OF THIS AGREEMENT) OR CONSULTANT’S RELATIONSHIP WITH THE COMPANY SHALL BE RESOLVED, TO THE FULLEST EXTENT PERMITTED BY LAW, BY FINAL, BINDING AND CONFIDENTIAL ARBITRATION GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. §§ 1 ET SEQ.). EXCEPT AS SET FORTH IN SECTION 9(C) BELOW, THIS AGREEMENT TO ARBITRATE APPLIES TO ALL DISPUTES CONSULTANT MAY HAVE AGAINST THE COMPANY (INCLUDING ANY PARENTS, AFFILIATES, SUCCESSORS, AND ASSIGNS) OR AGAINST ITS OFFICERS, DIRECTORS, SUPERVISORS, MANAGERS, EMPLOYEES, OR AGENTS, OR THAT THE COMPANY MAY HAVE AGAINST CONSULTANT, REGARDLESS OF THE DATE ON WHICH THE DISPUTE ARISES, WHETHER BASED ON TORT, CONTRACT, STATUTE (INCLUDING UNDER ANY STATE OR FEDERAL LAW, ORDINANCE, CONSTITUTION, OR REGULATION), EQUITABLE LAW, PUBLIC POLICY, OR OTHERWISE. BY SIGNING THIS AGREEMENT, CONSULTANT ACKNOWLEDGES AND AGREES THAT BOTH THE COMPANY AND CONSULTANT GIVE UP HER/ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM THAT CONSULTANT OR THE COMPANY MAY HAVE AGAINST THE OTHER. BOTH CONSULTANT AND THE COMPANY AGREE TO BRING ANY DISPUTE OR CLAIM COVERED BY THIS ARBITRATION PROVISION ON AN INDIVIDUAL BASIS. CONSULTANT AND THE COMPANY FURTHER AGREE THAT ANY REPRESENTATIVE ACTION BROUGHT UNDER THE CALIFORNIA PRIVATE ATTORNEY GENERAL ACT SHALL BE STAYED PENDING THE OUTCOME OF ANY CLAIMS BROUGHT UNDER AND SUBJECT TO THIS BINDING ARBITRATION AGREEMENT.
b. ARBITRATION PROCEDURES. THE PARTY REQUESTING ARBITRATION MUST SEND A WRITTEN DEMAND TO THE OTHER PARTY WITHIN THE TIME LIMITS THAT WOULD APPLY TO THE FILING OF A CIVIL COMPLAINT IN COURT. THE ARBITRATION SHALL BE CONDUCTED BEFORE A SINGLE NEUTRAL ARBITRATOR AT JAMS, IN ACCORDANCE WITH THE JAMS STREAMLINED ARBITRATION RULES & PROCEDURES (“JAMS RULES”) THEN IN EFFECT (WHICH MAY BE FOUND AT WWW.JAMSADR.COM OR BY SEARCHING FOR “JAMS STREAMLINED ARBITRATION RULES & PROCEDURES” USING AN INTERNET SERVICE), UNLESS THE PARTIES MUTUALLY AGREE IN WRITING OTHERWISE. THE ARBITRATION WILL BE CONDUCTED WITHIN THE COUNTY IN WHICH CONSULTANT PRIMARILY PERFORMED SERVICES FOR THE COMPANY. THE COMPANY SHALL PAY THE COSTS AND EXPENSES UNIQUE TO ARBITRATION ONLY TO THE EXTENT REQUIRED BY APPLICABLE LAW. THE ARBITRATOR MAY AWARD ONLY THOSE REMEDIES THAT WOULD HAVE APPLIED HAD THE CASE BEEN HEARD IN COURT, INCLUDING INJUNCTIONS. THE ARBITRATOR’S DECISION MUST BE IN WRITING AND SET FORTH THE ESSENTIAL FINDINGS AND CONCLUSIONS. RESOLUTION OF ALL DISPUTES SHALL BE BASED SOLELY UPON THE LAW GOVERNING THE

CLAIMS AND DEFENSES PLEADED. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. A PARTY MAY ALSO APPLY TO A COURT OF COMPETENT JURISDICTION FOR TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF RELATED TO A DISPUTE SUBJECT TO ARBITRATION.

10. Miscellaneous.

a.Entire Agreement; No Oral Modification. This Agreement constitutes and contains the entire agreement and understanding between the Parties and cancels prior agreements and representations, whether oral or written, between the Parties relating to the subject matter herein. This Agreement may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, unless, following the execution of this Agreement, the Parties put such modification in writing signed by both Consultant and an authorized representative of the Company. No extrinsic evidence whatsoever may be introduced in any judicial proceedings or arbitration involving this Agreement (which includes Exhibits A and B).

b. Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, such provision or portion thereof shall be deemed modified so as to render it enforceable and, to the extent such provision or portion thereof cannot be rendered enforceable, this Agreement shall be considered severable as to such provision that shall become null and void, leaving the remainder of this Agreement in full force and effect.

c. Waiver. Any failure on the part of any Party to this Agreement to comply with the obligations, agreements or conditions of this Agreement may be waived in writing by the Party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed effective unless such waiver is in writing and signed by a duly authorized representative of the Company or Consultant. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall any waiver operate as a continuing waiver.

d.Counterparts. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The Parties agree that a signature delivered by electronic or facsimile transmission will be treated in all respects as having the same effect as an original signature.

e.Survival Provisions. The terms and conditions of Sections 4 through 10 shall survive the expiration or termination of this Agreement.

f.Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by hand delivery, e-mail or by reputable overnight courier, such as Federal Express, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, and addressed to the Parties at the addresses set forth on the signature page of this Agreement.

g.Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

h.Attorneys’ Fees and Costs. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which it may otherwise be entitled.

i.Injunctive Relief. Consultant expressly agrees that a breach or threatened breach of Section 6 of this Agreement will cause irreparable injury to the Company and that money damages for such a breach would be difficult or impossible to calculate and would fail to provide an adequate and complete remedy. Consultant agrees that the Company shall be entitled, if it so elects, to injunctive relief without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Such injunctive relief shall be in addition to any other monetary damages, legal or other available remedies.

j.Assignment, Sub-Contracting; Beneficiaries. Consultant shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties and their respective successors and assigns.

k.Construction; Acknowledgement of Full Understanding. Consultant and the Company both acknowledge and agree that each has had a full and fair opportunity to participate in the drafting and/or negotiation of this Agreement and has had the opportunity to have this document reviewed by legal counsel of its own choosing before signing. This Agreement shall not be construed in favor of one party or against the other. The Company and Consultant both further acknowledge and agree that each has fully read, understands, and voluntarily enters into and agrees to be legally bound by this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the respective dates set forth below.

COMPANY:

HOPE BANCORP, INC.

Dated: January 5, 2023 Signature: /s Kevin S. Kim
Name: Kevin S. Kim
Title: President & Chief Executive Officer
Business Address: 3200 Wilshire Boulevard, Suite 1400,
Los Angeles, CA 90010
Email Address: [***]
Phone: [***]

BANK OF HOPE

Dated: January 5, 2023 Signature: /s/ Kevin S. Kim
Name: Kevin S. Kim
Title: President & Chief Executive Officer
Business Address: 3200 Wilshire Boulevard, Suite 1400,
Los Angeles, CA 90010
Email Address: [***]
Phone: [***]

CONSULTANT:

Dated: January 5, 2023 Signature: /s/ Alex Ko
Name: Gunho Ko (also known as Alex Ko)
Business Address:
Email Address:
Phone: [***]

Exhibit A

Scope of Services

1. Description of Services and Work Product:

Consultant shall render consulting services and deliver any work product related thereto to the Company to assist with an orderly transition of the successor Chief Financial Officer of the Company. Consultant shall be available to provide such consulting services as reasonably requested from time to time by the Company.

Consultant’s primary point of contact for the Services shall be the Chief Executive Officer of the Company or the Interim Chief Financial Officer, who will regularly communicate with Consultant regarding such Services.

2. Fee for Services:

Consultant shall be paid for Services performed and Work Product during the Term, as follows:
- Thirty-Six Thousand Seven Hundred and Fifty Dollars ($36,750) on January 31, 2023,
- Thirty-Six Thousand Seven Hundred and Fifty Dollars ($36,750) on February 28, 2023, and
- Thirty-Six Thousand Seven Hundred and Fifty Dollars ($36,750) on March 31, 2023.

3. COBRA Expense Reimbursement:

Company shall reimburse Consultant for any and all COBRA expenses incurred through December 31, 2023 upon submission by Consultant of appropriate documentation and proof of payment; provided, however, that the Company’s obligation to reimburse Consultant for COBRA expenses shall immediately cease upon Consultant’s written notice to the Company of a full-time employment (with medical coverage) pursuant to Section 3(b) of the Consulting Agreement.

3. List of Consultant’s Pre-Existing Intellectual Property (if any):

Exhibit B

SETTLEMENT AND RELEASE AGREEMENT

[See attached.]

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is made by and between Gunho Ko (also known as Alex Ko) (“Contractor”) and Hope Bancorp, Inc., and its wholly-owned subsidiary Bank of Hope, including each of their respective predecessors and successor corporations, entities, and assigns (collectively, the “Company”). Contractor and Company shall be referred to herein together as the “Parties,” or individually as a “Party.”

RECITALS

WHEREAS, on January 5, 2023, Contractor and Company executed that certain Consulting Agreement “Consulting Agreement”);

WHEREAS, the Parties mutually seek to terminate the Consulting Agreement and the Parties’ independent contractor relationship, and execute and deliver this Agreement in accordance with Section 3(d) of the Consulting Agreement; and

WHEREAS, the Parties wish to resolve all disputes, claims, causes of action, complaints, grievances, charges, actions, petitions, and demands (collectively, “Claims”; individually, a “Claim”) that Contractor may have against Company and any of the Releasees (as defined below in Section 4), including, but not limited to, all Claims arising out of or in any way related to Contractor’s services and work performed for Company (the “Services”).

NOW, THEREFORE, in consideration of the mutual promises made herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

COVENANTS

1.Consideration. In exchange for Contractor’s execution, and non-revocation of, this Agreement, Company agrees to the following:

a.Company will pay Contractor a lump sum of Fifty Thousand and 00/100 Dollars $50,000.00 (the “Payment”) reported on a form 1099 issued to Contractor. Contractor shall provide a completed W-9 to Company’s legal counsel within seven (7) calendar days from the Effective Date (as defined below in Section 27). Within fourteen (14) calendar days from the Effective Date, Company shall send the Payment to Contractor at the address set forth on the signature page of the Consulting Agreement. The Parties agree that the proffering of this check shall not be deemed as, construed as, or argued to represent any admission of fault by Company.

b.Company will forgo, and will not pursue, attorneys’ fees, costs, or expenses relating to the Claims.

2.No Employment Rights. The Parties agree and acknowledge that Contractor was, at all times during the term of the Consulting Agreement, an independent contractor to the Company. The Parties further agree and acknowledge that Company was not, and will not be, responsible for payment of FICA/FUTA, workers’ compensation, insurance benefits, leaves, or other rights provided to employees.

1

3.Payment of All Services. Contractor acknowledges, agrees, and represents that Company has paid or provided all payments to Contractor for Services performed pursuant to the Consulting Agreement.

4.Release of Claims. Contractor agrees that the foregoing consideration represents settlement of all Claims and is above and beyond all outstanding obligations owed to Contractor by Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, parents, subsidiaries, predecessor corporations and companies, successor corporations and companies, related corporations and companies (including, but not limited to, Hope Bancorp, Inc.; Bank of Hope; Wilshire Bancorp, Inc.; and Wilshire Bank), and assigns (collectively, the “Releasees”). Contractor, on Contractor’s own behalf and on behalf of Contractor’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any Claim, duty, or obligation relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Contractor may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

a. any and all Claims relating to or arising from Contractor’s independent contractor relationship with Company and the termination of such relationship;

b. any and all Claims relating to, relying upon, asserting, or arising from a theory of employee misclassification;

c. any and all Claims for wrongful discharge or constructive discharge of employment; termination (including constructive discharge) in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all Claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Polygraph Protection Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Occupational Safety and Health Act; the Uniform Services Employment and Reemployment Rights Act; the Rehabilitation Act of 1973; the Genetic Information Non-Discrimination Act; the Immigration Control and Reform Act; the Health Insurance Portability and Accountability Act of 1996; the California Family Rights Act; the California Labor Code; the California Fair Employment and Housing Act;

e. any and all Claims for violation of the federal or any state constitution;
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f. any and all Claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any Claims for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Contractor as a result of this Agreement; and

h. any and all Claims for or requests to recover attorneys’ fees and costs.

Contractor agrees that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Contractor’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against Company (with the understanding that any such filing or participation does not give Contractor the right to recover any monetary damages against Company; Contractor’s release of Claims herein bars Contractor from recovering such monetary relief from Company). Contractor agrees that Contractor is not an “aggrieved employee” in any way for purposes of California’s Private Attorneys General Act (“PAGA”), California Labor Code §§ 2698 et seq., and therefore Company is not liable for any penalties pursuant to PAGA for any conduct arising in relation to Contractor’s relationship with Company. Contractor represents that Contractor has made no assignment or transfer of any right, Claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 4.

5.Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Contractor in this Agreement, Contractor waives, releases, and discharges the Releasees from any and all Claims, whether known or unknown, suspected or unsuspected, that Contractor may possess against any of the Releasees under the Age Discrimination in Employment Act, as amended, and its implementing regulations that occurred up until and including the Effective Date. Contractor acknowledges and agrees that:

a.Contractor has read this Agreement in its entirety and understands all of its terms;

b.Contractor has been advised to consult with an attorney of the Contractor’s choosing before signing this Agreement;

c.Contractor knowingly, freely, and voluntarily agrees to all of the terms and conditions in this Agreement including, but not limited to, the waiver, release, and covenants set forth in Sections 4 through 6;

d.Contractor is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Contractor is otherwise entitled;

e.Contractor was given at least twenty-one (21) calendar days to consider the terms of this Agreement and consult with an attorney of Company’s choice, although the
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Contractor may sign this Agreement sooner if desired;

f.Contractor understands that Contractor has seven (7) calendar days after signing this Agreement (the “Revocation Period”) to revoke the release in this Section 5 by delivering notice of revocation to Young K. Lee at 3200 Wilshire Boulevard, Suite 610, Los Angeles, CA 90010; E-mail: [***], before the end of this seven-day period; and

g.Contractor understands that the release in this Section 5 does not apply to rights and claims that may arise after the date on which the Contractor signs this Agreement.

6.California Civil Code Section 1542. Contractor acknowledges that Contractor has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown Claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

Contractor, being aware of said code section, agrees to expressly waive any rights Contractor may have thereunder, as well as under any other statute or common law principles of similar effect.

7.Warranties and Representations. Contractor acknowledges and agrees that:

a.Contractor was free from the control and direction of the Company with respect to the Services that Contractor provided to the Company;

b.The Services performed by Contractor were outside the Company’s usual course of business (i.e., providing financial services to multi-ethnic population of customers, including small businesses and business owners); and

c.Contractor was customarily engaged in an independently established trade, occupation, or business of the same nature as the Services provided to the Company.

8.No Pending or Future Lawsuits. Contractor represents that Contractor has no lawsuits, actions, or Claims pending in Contractor’s name, or on behalf of any other person or entity, against Company or any of the other Releasees. Contractor also represents that Contractor does not intend to bring, and to the extent permitted by law, covenants not to bring, any Claims on Contractor’s own behalf or on behalf of any other person or entity against Company or any of the other Releasees.

9.Application for Employment. Contractor understands and agrees that, as a condition of this Agreement, Contractor shall not be entitled to any employment with Company, and Contractor hereby waives any right, or alleged right, of employment with Company.
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Contractor further agrees not to apply for employment with Company and not otherwise pursue an independent contractor or vendor relationship with Company.

10.Settlement Information. Contractor agrees to maintain in complete confidence the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Except as otherwise required by law, the Contractor may disclose Settlement Information only to Contractor’s spouse, a court in any proceedings to enforce the terms of this Agreement, Contractor’s counsel, and Contractor’s accountant and any professional tax advisor to the extent that they need to know the Settlement Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Settlement Information to all other third parties. Contractor agrees that Contractor will not publicize, directly or indirectly, any Settlement Information.

11.Confidentiality. The Parties hereby incorporate Section 6 of the Consulting Agreement (the “Existing Confidentiality Agreement”) herein by reference. The Parties intend for the Existing Confidentiality Agreement to apply and cover all of the terms in this Agreement.

12.Cooperation.

a.Contractor agrees that Contractor will not encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, or Claims by any third party against any of the Releasees, unless under a subpoena or other court order to do so, and except as otherwise provided in the Existing Confidentiality Agreement. Contractor agrees both to immediately notify Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, or Claims against any of the Releasees, Contractor shall state no more than that Contractor cannot provide counsel or assistance.

b.The Parties agree that Contractor has been involved in certain matters during Contractor’s independent contract relationship with Company, and Company may need Contractor’s cooperation in the future. Accordingly, Contractor agrees that Contractor shall cooperate with Company regarding, relating to, or in connection with any complaint, grievance, charge, claim, or allegation relating to any lawsuit, action, investigation, or audit that (i) is brought by or against Company and (ii) is directly or indirectly related to Contractor’s independent contractor relationship with Company.

13.Non-Disparagement. Contractor agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Nothing in this Agreement prevents Contractor from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Contractor has reason to believe is unlawful.

14.Equitable Remedies. Contractor acknowledges and agrees that Company and the Releasees would be irreparably damaged in the event that any provision of this Agreement were breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Contractor agrees that, to the extent permissible under applicable law, Company and
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the Releasees shall be entitled, in addition to all other rights and remedies existing in their favor, to obtain injunctive or other equitable relief (including a temporary restraining order, a preliminary injunction, and a final injunction) against Contractor to prevent any actual or threatened breach of any of such provisions and to enforce such provisions specifically in any court of the United States or any state having jurisdiction, without the necessity of posting a bond or other security or of proving actual damages.

15.No Admission of Liability. Contractor understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed Claims by Contractor. No action taken by Company, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential Claims or (b) an acknowledgment or admission by Company of any fault or liability whatsoever to Contractor or to any third party.

16.No Representations Relating to Taxability. Neither Company nor its counsel has made any representations regarding the taxability of the monetary consideration by Company, including the Payment, made pursuant to this Agreement. Contractor represents that Contractor (a) has had an opportunity to receive independent legal advice regarding the taxability of any sums payable to Contractor hereunder and (b) has not relied upon any representation of Company or its counsel relating to the taxability of any sums made pursuant to this Agreement. Contractor understands and expressly agrees that in the event any income or other taxes, including any interest or penalties, are determined to be owed by Contractor on the payments made pursuant to this Agreement, that Contractor will be solely responsible for the payment of such amounts.

17.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.Arbitration. The Parties hereby incorporate Section 9 of the Consulting Agreement (the “Existing Arbitration Agreement”) herein by reference. The Parties intend for the Existing Arbitration Agreement to apply and cover all of the terms in this Agreement.

19.Authority. Company represents and warrants that the undersigned has the authority to act on behalf of both of the Company and to bind Company and all who may claim through them to the terms and conditions of this Agreement. Contractor represents and warrants that Contractor has the capacity to act on Contractor’s own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Contractor warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the Claims released herein.

20.No Representations. Contractor represents that Contractor has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Contractor has not relied upon any representations or statements made by Company that are not specifically set forth in this Agreement.

21.Severability. In the event that a court of competent jurisdiction, arbitrator, or other judicial tribunal declares or finds that any provision or portion of this Agreement is illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said
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provision or portion of provision. To the extent permitted by law, a court of competent jurisdiction, arbitrator, or other judicial tribunal may blue-pencil or interpret the language of a provision in this Agreement in accordance with the Parties and in compliance with applicable law.

22.Fees and Costs. In the event that either Party brings an action to enforce, defend, or affect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action (“Fees and Costs”). Specifically, unless otherwise prohibited by applicable law, an arbitrator, court, governmental agency, or other judicial tribunal shall (i) award Fees and Costs to the prevailing Party of an arbitration under this Agreement and (ii) award Fees and Costs to the prevailing Party in the event any legal action or arbitration is commenced of any kind or character to enforce the provisions of this Agreement or to obtain damages for a breach thereof.

23.Entire Agreement; Full Integration. This Agreement represents the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and Contractor’s independent contractor relationship with the Company. This Agreement supersedes and replaces any and all prior agreements, promises, representations, and understandings concerning the subject matter of this Agreement and Contractor’s independent contractor relationship with the Company. Excluding the Consulting Agreement, no extrinsic evidence whatsoever may be introduced in any judicial proceedings or arbitration involving this Agreement.

24.Mutual Drafting. Each Party has participated, or had the right to participate, in the drafting, negotiation, and preparation of this Agreement. The Parties expressly waive any Claim, rule of law, contention, or argument that would require ambiguities in this Agreement to be interpreted or construed against the Party that drafted this Agreement.

25.No Oral Modification. This Agreement shall only be amended in a writing signed by Contractor and Company’s Chief Executive Officer.

26.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Contractor consents to personal and exclusive jurisdiction and venue in the State of California.

27.Effective Date. Contractor understands that this Agreement shall be null and void if Contractor does not execute this Agreement within twenty-two days (22) days from the date this Agreement is provided to Contractor’s legal counsel. This Agreement will become effective on the eighth (8th) calendar day after a copy signed by Contractor is tendered to the Company’s legal counsel (the “Effective Date”), as long as Contractor has not revoked this Agreement pursuant to Section 5(f) of this Agreement. No Payments due to Contractor under this Agreement shall be made prior to the expiration of the Revocation Period.

28.Section Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

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29.Counterparts. This Agreement may be executed in counterparts, each of which shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The Parties also understand and agree that a facsimile, electronic signature, or digital signature shall be deemed an original signature for purposes of this Agreement.

30.Voluntary Execution of Agreement. Contractor understands and agrees that Contractor executed this Agreement voluntarily, deliberately, being completely informed, without any duress or undue influence on the part or behalf of Company or any third party, and with the full intent of releasing all of Contractor’s Claims against Company and any of the other Releasees. Contractor acknowledges that:

a.Contractor has read this Agreement;

b.Contractor has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Contractor’s own choice or has elected not to retain legal counsel;

c.Contractor understands the terms and consequences of this Agreement and of the releases it contains; and

d.Contractor is fully aware of the legal and binding effect of this Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

    CONTRACTOR:

Dated: __________, 2023
    Gunho Ko (also known as Alex Ko)

    COMPANY:

    HOPE BANCORP, INC.

Dated: __________, 2023     By:
        Kevin S. Kim
        President & Chief Executive Officer

BANK OF HOPE

Dated: __________, 2023     By:
        Kevin S. Kim
        President & Chief Executive Officer
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